Exhibit 99-B.8.33

                               THIRD AMENDMENT TO
                             PARTICIPATION AGREEMENT


       THIS THIRD AMENDMENT TO THE PARTICIPATION AGREEMENT (the "Third Amendment") is made and entered into as of the 1st day of May, 1995, by and among AETNA LIFE INSURANCE AND ANNUITY COMAPNY, a Connecticut life insurance company (the "Company") on its own behalf and on behalf of each segregated asset account of the Company (each an "Account") set forth on Schedule A of the Original Agreement (defined below), and JANUS CAPITAL CORPORATION, a Colorado corporation ("Janus").

       WHEREAS, the Company and Janus are parties to a Participation Agreement, dated May 11, 1994, as supplemented by Amendments to the Fund Participation Agreement dated as of January 2, 1995 and February 24, 1995 (the "Original Agreement"), and

       WHEREAS, the Company and Janus now desire to modify the Original Agreement to add additional Contracts funded by each Account.

       NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A attached hereto; effective as of May 1, 1995;

2. the Original Agreement, as supplemented by this Third Amendment, is ratified and confirmed; and

3. this Third Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

       IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first above written.

             AETNA LIFE INSURANCE AND                JANUS CAPITAL
                 ANNUITY COMPANY                     CORPORATION


By:    /s/  Scott Striegel                   By:     /s/  Stephen L. Stieneker
       --------------------------                    ---------------------------
Name:  Scott Striegel                        Name:   Stephen L. Stieneker
Title: Senior Vice President                 Title:  Assistant Vice President

                                   Schedule A
                                   ----------

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    Name of Separate Account            Policy Form Numbers of Contracts Issued
                                               Through Separate Account
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                                                        GF-PVA-IC
        Separate Account F                             GFA-PVA-IC
                                                       EGF-PVU-IC
                                                      EGFA-PVU-IC
                                                      G-CDA-ID(DCF)
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Any state variation of the above-referenced contracts are considered included on this Schedule A.

Date of Amendment:  May 1, 1995.